UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2017

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2017, RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with Paul W. Kopsky, Jr. (“Mr. Kopsky”). Mr. Kopsky was previously employed by RAIT as RAIT’s Chief Financial Officer and Treasurer pursuant to an Employment Agreement between RAIT and Mr. Kopsky executed on February 17, 2017 (the “Employment Agreement”). The purpose of the Settlement Agreement, which provides for the termination of Mr. Kopsky’s employment from RAIT retroactive to August 20, 2017, is to provide for a complete and final settlement of all existing and potential disputes between RAIT and Mr. Kopsky, including, but not limited to, all disputes related to Mr. Kopsky’s previous employment by RAIT and the termination of such employment.

The Settlement Agreement includes the following terms and conditions, among others (all capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Settlement Agreement):

•

RAIT will pay Mr. Kopsky a total payment in the amount of $575,000, comprised of a payment to Mr. Kopsky of $542,500, less legally required deductions, and a payment to Mr. Kopsky’s legal counsel of $32,500. Mr. Kopksy agrees that any bonus and/or equity compensation or similar compensation for which he may have been eligible to receive had his employment with RAIT not been terminated on August 20, 2017 is terminated and that he shall have no right to receive any such compensation.

•

RAIT releases Mr. Kopsky from the covenants in the Employment Agreement that restrict his ability to be employed by a competing business. The Settlement Agreement provides that the restrictions on non-solicitation, intellectual property rights, confidentiality and claw-backs set forth in the Employment Agreement shall remain binding on Mr. Kopsky.

•

Mr. Kopsky fully, irrevocably and unconditionally releases RAIT and the other Releasees (as such term is defined in the Settlement Agreement) from each and every Claim (as such term is defined in the Settlement Agreement), including, but not limited to, Claims arising out of or related to his employment with RAIT or his separation therefrom, under any federal, state or local law, the common law, or any Claim arising under the Employment Agreement, provided, however, that Mr. Kopsky has not released: (i) any rights of indemnification and advancement he may have, any rights under any director and officer, and/or other, insurance policies he may have, (ii) any rights to any vested benefits in his 401(k) contributions made prior to August 20, 2017 and the RAIT match applicable thereto; and (iii) his rights under COBRA.

•

RAIT fully, irrevocably and unconditionally releases Mr. Kopsky from any and all Claims, except with respect to the various matters set forth in the Settlement Agreement, accruing, occurring, or arising at any time prior to the execution of the Settlement Agreement, but only if and to the extent that such Claims are actually known, as of the date of the Settlement Agreement, by any of the individuals currently serving, as of the date of the Settlement Agreement, as a RAIT Named Officer (as defined in the Settlement Agreement).

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective September 21, 2017, RAIT Financial Trust (“RAIT”) received written notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) that RAIT is not in compliance with the continued listing standard set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of RAIT’s common shares fell below $1.00 over a consecutive 30 trading-day period ending September 15, 2017.

Upon receipt of the Notice, RAIT became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and in accordance with such procedures, on or before October 5, 2017, RAIT expects to acknowledge receipt of the Notice and notify the NYSE of its intention to seek to cure the deficiency set forth therein.

RAIT can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of RAIT’s common shares on the last trading day of any month or of such period is at least $1.00 and the 30 trading-day average closing price of its common shares on such day is also at least $1.00. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures with respect to RAIT’s common shares.  Separately, if RAIT determines that, if necessary, it will cure the price condition by taking an action that will require approval of its shareholders, it must so inform the NYSE in the notification due on or before October 5, 2017, must obtain the shareholder approval by no later than RAIT’s next annual meeting, and must implement the action promptly thereafter. In this event, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days. RAIT is considering various options it may take in an effort to cure this deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

Subject to RAIT’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period, RAIT’s common shares are expected to continue to be listed and traded on the NYSE under the symbol “RAS” but will have an added designation of “.BC” to indicate the status of the common shares as below compliance.

Receipt of the Notice does not affect RAIT’s business operations or its Securities and Exchange Commission reporting requirements and does not cause an event of default under any of RAIT’s debt obligations.

Forward-Looking Statements

The disclosure under this Item may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “expect,” “intention,” “anticipate,” “estimate,” “believe,” “seek,” “will,” “may” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding RAIT’s intention to cure the deficiency set forth in the Notice, any options RAIT may take in an effort to cure this deficiency and possible consequences to RAIT of the Notice.  These forward-looking statements are based on RAIT’s current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, and no assurance can be given that RAIT will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual.  If RAIT’s common shares ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have material adverse consequences on RAIT including, among others: triggering the right of holders of our convertible notes to require us to repurchase their notes, satisfying one condition which, if all other relevant conditions were satisfied, would trigger an increased dividend rate on RAIT’s series C preferred shares, could trigger non-compliance with covenants applicable to RAIT’s series D preferred shares and the related warrants and share appreciation rights and would likely result in the delisting of our preferred shares and senior notes currently listed on the NYSE.  Delisting of RAIT’s common shares could also negatively affect RAIT’s ability to implement any new strategic and financial alternatives or continue its previously announced transition to a more focused, cost-efficient and lower leverage business, lower demand and market price for RAIT’s common shares, reduce interest in RAIT from investors, analysts and other market participants and/or adversely affect RAIT’s ability to raise additional capital and attract and retain employees by means of equity compensation.  Important assumptions and other important factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The disclosures included above in Items 1.01 with respect to the changes made to Mr. Kopsky’s compensatory arrangements and the amounts payable to Mr. Kopsky pursuant to the Settlement Agreement are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 27, 2017, RAIT issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 99.1	Settlement Agreement and General Release by and between Paul W. Kopsky, Jr. and RAIT Financial Trust dated September 27, 2017. Press Release, dated September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

September 27, 2017	By:	/s/ Scott L.N. Davidson

Name: Scott L.N. Davidson
Title: Chief Executive Officer and President